Exhibit 99(a)
News release
AT THE COMPANY
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502
FOR IMMEDIATE RELEASE
THURSDAY, October 15, 2009
UFPI earns $0.51 per share in 3rd quarter 2009; compares to a $0.10 loss in 3rd quarter 2008
Focus on business basics is yielding results; balance sheet remains strong
Sales affected by continued weak economy and soft lumber market
GRAND RAPIDS, Mich., Oct. 15, 2009 — Universal Forest Products, Inc. (Nasdaq: UFPI) today announced net earnings of $10.1 million for the third quarter of 2009, which compares to a loss of $2.0 million in the third quarter of 2008. Diluted earnings per share of $0.51 in the third quarter of 2009 compare with a loss of $0.10 per diluted share for the same period of 2008. Net sales for the third quarter of 2009 were $457.8 million; net sales in the third quarter of 2008 were $610.7 million. The improved earnings reflect the Company’s focus on cost containment and sizing the Company for demand in the markets it serves. Sales continue to be adversely impacted by a soft lumber market and a weak economy.
The Company continues to realize the benefits of earlier decisions, which are yielding improved labor and overhead costs. Additionally, its efforts to diversify and grow its portfolio of products and services are creating growth in certain markets and areas, helping to mitigate the negative impact of weak overall demand.
“Our results underscore the strength of our strategies and efforts, which are helping us achieve success in challenging times,” said Chief Executive Officer Michael B. Glenn. “We’re managing our business in a fragile environment and focusing on basic business principles — managing inventory and receivables, improving efficiencies, eliminating waste, and growing our value to our customers — that allow us to achieve solid cash flow, resulting in a strong balance sheet.”
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Universal Forest Products, Inc.

“I couldn’t be more proud of the determination and innovation of our team. Their experience and perseverance drove our success, “Glenn added. “The people of Universal will rise to the challenges we believe we’ll continue to face in the coming quarters, and help grow our success on the solid foundation we have in place.”
The composite lumber price, which affects the Company’s selling prices, was 13% lower in the third quarter of 2009 than in the same period of 2008. The Company believes weak demand will keep lumber prices depressed through the fourth quarter.
By market, Universal posted the following gross sales results for the third quarter of 2009:
Do-It-Yourself/retail: $214.7 million, a decrease of 15.2% from the same period of 2008. With high unemployment, a depressed housing market and a fragile economy, consumer confidence and spending remain weak. Nonetheless, Universal remains a powerful and reliable vendor to big-box and independent retailers alike, who rely on the Company to fulfill multiple product needs. The Company is focused on growing its product base, to continually increase its value to customers and to enhance opportunities for new profitability.
Industrial packaging/components: $132.7 million, a decrease of 19.6% from the third quarter of 2008. U.S. manufacturing continued to struggle, affecting the Company’s industrial business, in which it engineers and manufactures packaging and components for manufacturing and agricultural customers. However, Universal remains optimistic about the opportunities in this highly fragmented market and continues to grow its customer base and leverage its purchasing, engineering and production capabilities for its customers. The Company’s concrete forming business is having a positive impact on sales.
Site-built construction: $68.3 million, a decrease of 42.8% from the same period of 2008. According to the most recent statistics available, total housing starts from June through August 2009 were 36% lower than for the same period of 2008. Universal continues to focus on making sure it remains an enduring, preferred supplier to builders, and on adding new opportunities for solid, sustainable business moving forward as the housing sector slowly recovers over the coming years.
Manufactured housing: $53.8 million, a decrease of 36.8% from 2008. According to the most recent statistics available, the industry saw a decline of 36.8% in actual shipments of HUD-code homes in July 2009 from July 2008. Universal maintains a dominant share of the HUD-code and modular markets, and its performance essentially will track with the industry. Universal continues to seek new opportunities to generate increased revenue from each unit manufactured by its customers. The Company believes that the market will improve only when the oversupply of site-built homes is absorbed, foreclosures subside, and credit conditions improve.
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Universal Forest Products, Inc.

OUTLOOK
The Company expects the current challenging conditions to prevail through 2009; however, its strong financial position, solid business model and diverse business opportunities position it better than most to endure challenging times. The Company believes that current economic conditions and uncertainties limit its ability to provide meaningful guidance for ranges of likely financial performance and has chosen to cease the practice of providing guidance for the foreseeable future.
CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Friday, Oct. 16, 2009. The call will be hosted by CEO Michael B. Glenn and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (866) 713-8563 or internationally at (617) 597-5311. Use conference pass code number 30489089. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through Thursday, Nov. 12, 2009, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code number 26371358.
UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market, and specialty wood packaging and components for various industries. The Company’s consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice. Its lawn and garden group offers an array of products, such as trellises and arches, to retailers nationwide. Universal’s subsidiaries also provide framing services for the site-built market and forming products for concrete construction. Founded in 1955, Universal Forest Products is headquartered in Grand Rapids, Mich., with facilities throughout North America. For more about Universal Forest Products, go to www.ufpi.com.
Please be aware that: Any statements included in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by, and information currently available to, the Company at the time such statements were made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: adverse lumber market trends, competitive activity, negative economic trends, government regulations and weather. Certain of these risk factors and additional information are included in the Company’s reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Universal Forest Products, Inc.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 2009/2008

	Quarter Period				Year to Date
(In thousands, except per share data)	2009		2008		2009		2008

NET SALES	$457,768	100%	$610,744	100%	$1,334,435	100%	$1,808,741	100%

COST OF GOODS SOLD	388,505	84.9	546,094	89.4	1,135,866	85.1	1,604,393	88.7

GROSS PROFIT	69,263	15.1	64,650	10.6	198,569	14.9	204,348	11.3

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	51,198	11.2	58,046	9.5	156,310	11.7	178,302	9.9
NET (GAIN) LOSS ON DISPOSITION OF ASSETS AND OTHER IMPAIRMENT AND EXIT CHARGES	606	0.1	5,339	0.9	(1,246)	(0.1)	6,554	0.4

EARNINGS FROM OPERATIONS	17,459	3.8	1,265	0.2	43,505	3.3	19,492	1.1

Interest expense	900	0.2	2,705	0.4	3,403	0.3	9,589	0.5
Interest income	(79)	—	(211)	—	(258)	—	(763)	—

	821	0.2	2,494	0.4	3,145	0.2	8,826	0.5

EARNINGS (LOSS) BEFORE INCOME TAXES	16,638	3.6	(1,229)	(0.2)	40,360	3.0	10,666	0.6

INCOME TAXES	6,378	1.4	535	0.1	14,808	1.1	4,655	0.3

NET EARNINGS (LOSS)	10,260	2.2	(1,764)	(0.3)	25,552	1.9	6,011	0.3

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(206)	—	(187)	—	(617)	—	(875)	—

NET EARNINGS (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$10,054	2.2	$(1,951)	(0.3)	$24,935	1.9	$5,136	0.3

EARNINGS (LOSS) PER SHARE — BASIC	$0.52		$(0.10)		$1.30		$0.27

EARNINGS (LOSS) PER SHARE — DILUTED	$0.51		$(0.10)		$1.28		$0.27

WEIGHTED AVERAGE SHARES OUTSTANDING FOR BASIC EARNINGS (LOSS)	19,307		19,092		19,244		19,045

WEIGHTED AVERAGE SHARES OUTSTANDING FOR DILUTED EARNINGS (LOSS)	19,585		19,092		19,442		19,233
SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
	2009	%	2008	%	2009	%	2008	%
Market Classification
Do-It-Yourself/Retail	$214,719	46%	$253,348	41%	$674,394	49%	$765,868	42%
Site-Built Construction	68,288	15%	119,472	19%	189,882	14%	358,566	19%
Industrial	132,718	28%	164,982	26%	367,657	27%	476,875	26%
Manufactured Housing	53,766	11%	85,071	14%	134,985	10%	245,679	13%

Total Gross Sales	469,491	100%	622,873	100%	1,366,918	100%	1,846,988	100%
Sales Allowances	(11,723)		(12,129)		(32,483)		(38,247)

Total Net Sales	$457,768		$610,744		$1,334,435		$1,808,741

Universal Forest Products, Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 2009/2008

(In thousands)	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$79,976	$31,459
Accounts receivable	162,875	230,106
Inventories	142,100	197,843
Assets held for sale	3,057	11,950
Other current assets	23,242	46,247

TOTAL CURRENT ASSETS	411,250	517,605

OTHER ASSETS	3,439	7,587
INTANGIBLE ASSETS, NET	175,809	183,512
PROPERTY, PLANT AND EQUIPMENT, NET	230,557	250,078

TOTAL ASSETS	$821,055	$958,782

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$70,817	$101,430
Accrued liabilities	86,633	92,458
Current portion of long-term debt and capital leases	3,064	445

TOTAL CURRENT LIABILITIES	160,514	194,333

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	53,168	166,713
OTHER LIABILITIES	31,659	42,471
EQUITY	575,714	555,265

TOTAL LIABILITIES AND EQUITY	$821,055	$958,782

Universal Forest Products, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED
SEPTEMBER 2009/2008

(In thousands)	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings attributable to controlling interest	$24,935	$5,136
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	24,604	28,929
Amortization of intangibles	6,414	7,322
Expense associated with share-based compensation arrangements	1,417	875
Excess tax benefits from share-based compensation arrangements	(302)	(162)
Expense associated with stock grant plans	103	95
Deferred income taxes (credit)	151	(137)
Net earnings attributable to noncontrolling interest	617	875
Net (gain) loss on sale or impairment of assets	(1,892)	5,293
Changes in:
Accounts receivable	(24,342)	(85,884)
Inventories	51,488	40,985
Accounts payable	7,578	16,395
Accrued liabilities and other	21,160	13,592

NET CASH FROM OPERATING ACTIVITIES	111,931	33,314

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(9,497)	(13,959)
Acquisitions, net of cash received	—	(23,338)
Proceeds from sale of property, plant and equipment	10,408	30,152
Advances of notes receivable	(14)	(997)
Collection of notes receivable	134	500
Insurance proceeds	1,023	—
Other, net	16	(52)

NET CASH FROM INVESTING ACTIVITIES	2,070	(7,694)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under revolving credit facilities	(30,257)	(36,657)
Repayment of long-term debt	(16,830)	(2,332)
Borrowings of long-term debt	800	—
Proceeds from issuance of common stock	2,109	2,762
Purchase of addditional noncontrolling interest	(1,770)	—
Distributions to noncontrolling interest	(270)	(961)
Investment received from minority shareholder	14	419
Dividends paid to shareholders	(1,158)	(1,139)
Repurchase of common stock	(242)	—
Excess tax benefits from share-based compensation arrangements	302	162
Other, net	(60)	(20)

NET CASH FROM FINANCING ACTIVITIES	(47,362)	(37,766)

NET CHANGE IN CASH AND CASH EQUIVALENTS	66,639	(12,146)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13,337	43,605

CASH AND CASH EQUIVALENTS, END OF PERIOD	$79,976	$31,459

SUPPLEMENTAL INFORMATION:
Interest	3,074	7,572
Income taxes	5,964	805